                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Macrovision Corporation:

    We consent to incorporation by reference in the registration statement (No. 333-23213) on Form S-8 of Macrovision Corporation of our report dated February 6, 1998, relating to the consolidated balance sheets of Macrovision Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1997, annual report on Form 10-KSB of Macrovision Corporation.

                                          /s/ KPMG PEAT MARWICK LLP

Mountain View, California
March 27, 1998